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EXHIBIT 10.1(e)

                                                                       EXECUTION
                                                                         VERSION

                           FOURTH AMENDMENT AND WAIVER

                  FOURTH AMENDMENT AND WAIVER, dated as of December 5, 2002 (this "Amendment and Waiver"), made by and among Belden & Blake Corporation, an Ohio corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on signature pages hereto (each a "Guarantor" and collectively, the "Guarantors" and together with the Borrowers, each a "Loan Party" and collectively, the "Loan Parties"), Ableco Finance LLC, a Delaware limited liability company ("Ableco"), in its capacity as administrative agent and collateral agent on behalf of the Lenders referred to below and Foothill Capital Corporation, a California corporation ("Foothill"), in its capacity as funding agent on behalf of the Lenders referred to below.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of August 23, 2000 (such agreement, as amended, restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Guarantors and each of the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Ableco in its capacity as the Collateral Agent and Administrative Agent for the Lenders (in such capacity, the "Collateral Agent" or the "Administrative Agent"), and Foothill in its capacity as funding agent for the Lenders (in such capacity, the "Funding Agent", and, together with the Collateral Agent and Administrative Agent, each an "Agent" and collectively, the "Agents"), the Lenders have agreed to make certain revolving loans, which includes a subfacility for the issuance of Letters of Credit (as defined in the Credit Agreement), and term loans to the Borrower;

                  WHEREAS, the Borrower owns rights and interests in 957 oil and natural gas wells (the "Applicable Wells") located in the states of New York and Pennsylvania with aggregate Proved Developed Producing Reserves (as defined in the Credit Agreement) of approximately 24.3 Bcfe, determined pursuant to the monthly report of the Borrower dated as of September 30, 2002, delivered to the Agents pursuant to subsection 7.l(f) of the Credit Agreement;

                  WHEREAS, the Borrower will sell to Great Lakes Energy Partners the Applicable Wells (the "sales"), and has requested a waiver of subsection 8.6(e) of the Credit Agreement so that the value of the Applicable Wells will not be included in determining the Borrower's compliance thereof;

                  WHEREAS, the obligations of the Borrowers and the Guarantors to the Lenders and the Agents under the Loan Documents (as defined in the Credit Agreement) are secured by the Applicable Wells located in Pennsylvania (the "Pennsylvania Wells") pursuant to a Mortgage, made in favor of the Administrative Agent for the benefit of the Lenders, which Mortgage was registered in Erie, Warren and Venango Counties, Pennsylvania;

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                  WHEREAS, the Borrower has requested that the Administrative
Agent partially release and discharge the Mortgage in connection with the Sale of the Pennsylvania Wells; and

                  WHEREAS, the Borrower has requested that the Lenders, and the Lender have agreed to, (a) extend the Final Maturity Date (as defined in the Credit Agreement) from April 22, 2005 to December 31, 2005, (b) increase the L/C Subfacility (as defined in the Credit Agreement) from $30,000,000 to $40,000,000, (c) extend the time period applicable to the Prepayment Penalty (as defined in the Credit Agreement) and (d) amend the financial covenants;

                  NOW, THEREFORE, in consideration of the premises and agreements herein, the parties hereto hereby agree as follows:

                  1. Definitions. All terms used herein that are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

                  2.       Amendments.

                           (a)      The definition of the term "Final Maturity
Date" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to the date "April 22, 2005" and substituting in lieu thereof the date "December 31, 2005".

                           (b)      The definition of "L/C Subfacility" set
forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the amount "$30,000,000" and substituting in lieu thereof the amount "$40,000,000".

                           (c)      Clause (f) of subsection 2.5 of the Credit
Agreement is hereby amended by deleting the reference to the date "November
30, 2003" set forth in clause (ii) thereof and substituting in lieu thereof the date "December 31, 2004".

                           (d)      The following fiscal quarters and ratios
shall be added to the Senior Debt Interest Coverage Ratio set forth in clause
(a) of subsection 8.1 of the Credit Agreement:

                  "June 30, 2005           3.2:l
                  September 30, 2005       3.2:1"

                  (e) The following fiscal quarters and ratios shall be added to the Senior Debt Leverage Ratio set forth in clause (b) of subsection
8.1 of the Credit Agreement:

                  "June 30, 2005           2.7:1
                  September 30, 2005       2.7:1"

                  3. Waiver. Pursuant to the request by the Borrower, effective on the Amendment Effective Date, and in reliance upon the representations and warranties of the Borrower set forth in the Credit Agreement and this Amendment and Waiver, the Agents and the

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Lenders hereby agree that the Sale shall be in addition to the Dispositions permitted pursuant to subsection 8.6(e) of the Credit Agreement and the value of the Applicable Wells being sold shall not be included in determining whether the Borrower is in compliance thereof.

                  4. Effect of Waiver. Except as expressly set forth herein, the waiver set forth in Section 2 hereof shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. The waiver herein shall apply and be effective only with respect to the matters expressly covered in Section 3 hereof.

                  5. Mandatory Prepayment. Immediately upon the consummation of the Sale, the Borrower shall cause the Net Cash Proceeds received therefrom to be sent by wire transfer in immediately available funds to the Funding Agent's Account. The amount of such cash proceeds from such Sale is expected to be approximately $15,600,000 and such amount is subject to adjustment upon the consummation of the Sale. The Net Cash Proceeds received from such sale shall be applied to prepay the outstanding principal of the Revolving Credit Loans, and, if no Revolving Credit Loans are outstanding, the Term Loans, each in an amount equal to 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection with such Sale, which prepayment shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                  6. Limited Discharge and Release. Subject to Section 8 hereof, (a) without recourse and without any representation or warranty of any kind, the Administrative Agent hereby partially discharges the Mortgage, and partially terminates and releases any and all liens, security interests or other charges or encumbrances in favor of the Administrative Agent, in and to the Pennsylvania Wells and (b) the Loan Parties hereby release the Agents and Lenders from any duty, liability or obligation (if any) under any Loan Document in respect of the Applicable Wells. The Mortgage releases with respect to the Pennsylvania Wells are attached hereto as Exhibit A. The Administrative Agent will execute and/or deliver such instruments and other writings, and take such action, as the Borrower may reasonably request, to effect or evidence such partial discharge of the Mortgage and such partial termination and release of any liens, security interests or other charges or encumbrances, but without representation, warranty or recourse to the Agents or the Lenders and at the sole cost and expense of the Loan Parties.

                  7.       Representations and Warranties.

                  (a) Each of the Loan Parties (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has the corporate power and authority, and the legal right, to execute, deliver and perform this Amendment and Waiver

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and to perform the Credit Agreement, as amended hereby, to the extent it is a party to this Amendment and Waiver

                  (b) This Amendment and Waiver has been duly executed and delivered on behalf of the Borrower and each Guarantor, and constitutes a legal, valid and binding obligation of each such party enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding of equity or law) and an implied covenant of good faith and fair dealing.

                  (c) The execution, delivery and performance of this Amendment and Waiver will not violate any applicable Requirements of Law or Contractual Obligations of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation except pursuant to the Loan Documents.

                  (d) Each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

                  (e) No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Amendment and Waiver.

                  8. Conditions to Effectiveness. The effectiveness of the amendment, waiver and discharge and release described in Sections 2, 3 and 6 hereof, respectively (the date of such effectiveness, the "Amendment Effective Date"), is subject to the condition precedent that:

                  (a) the Sale shall have been consummated and the Net Cash Proceeds related to the Sale shall have been received in the Funding Agent's Account;

                  (b) this Amendment shall have been duly executed by a Responsible Officer of the Borrower and each Guarantor and the Agents and the Lenders, original counterparts of which shall have been delivered to the Administrative Agent;

                  (c) each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                  (c) no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to this Amendment and Waiver;

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                  (d)      the Administrative Agent shall have received (with
the number of original counterparts requested by the Administrative Agent), a certificate of the Borrower and each of the Guarantors, dated the Amendment Effective Date, as to the incumbency and signature of the officers of the Borrower and each of the Guarantors executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower and each of the Guarantors;

                  (e) the Administrative Agent shall have received evidence satisfactory to it authorizing the execution, delivery and performance of this Amendment and Waiver to which it is a party;

                  (f) the Administrative Agent shall have received evidence satisfactory to it that a duly executed copy of this Amendment and Waiver has been, or substantially concurrently with the execution hereof, will be, delivered to each Parent;

                  (g) the Administrative Agent shall have received, for the ratable benefit of the Lenders, a non-refundable amendment fee in an amount equal to $50,000, which fee is earned in full by the Lenders; and

                  (h) all other legal matters incident to this Amendment and Waiver shall be satisfactory to the Administrative Agent and its counsel.

                  9. Ratification. Except as otherwise expressly provided herein, each Loan Party confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date on which this Amendment and Waiver is effective all references in any such Loan Document to "the Credit Agreement", "thereto", "thereof", "thereunder", or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment and Waiver, and (b) to the extent that any such Loan Document purports to assign or pledge to the Administrative Agent, or to grant to the Administrative Agent a security interest in or lien on, any collateral other than the Applicable Wells as security for its obligations from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all of its obligations, whether now existing or hereafter arising. This Amendment and Waiver does not and shall not affect any Obligation or Guarantee Obligation (as the case may be), other than as expressly provided herein, of any Loan Party under or arising from the Credit Agreement or any other Loan Document, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any right, power or remedy of the Agents or the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

                  10. Expenses. The Borrower hereby agrees to pay to the Agents upon demand the amount of any and all fees, costs and expenses, including the reasonable fees, disbursements

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and other client charges of the Agents' counsel, which the Agents may incur in connection with this Amendment and Waiver, the amounts of which the Borrower agrees may be charged to the Loan Account.

                  11. Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same waiver.

                  12. Governing Law. This Amendment and Waiver shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed within such state.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and
Waiver to be executed and delivered by their duly authorized officers as of the date first above written.

                          AGENTS AND LENDERS:

                          ABLECO FINANCE LLC, as Collateral Agent,
                              Administrative Agent and Lender, for itself and on behalf of its affiliate assigns

                          By: /s/ Kevin Genda
                              --------------------------------------
                              Title: Sr. V.P./Chief Credit Officer

                          FOOTHILL CAPITAL CORPORATION, as
                              Funding Agent and Lender

                          By: /s/ Joseph A. Massaroni
                              --------------------------------------
                              Title: Vice President

                          FOOTHILL INCOME TRUST, L.P., as Lender,
                              By: FIT GP, LLC, its general partner

                                  By: /s/ M. E. Stearns
                                      ------------------------------
                                      Title: Managing Member

                          BORROWER:

                          BELDEN & BLAKE CORPORATION
                                 Robert W. Peshek

                          By: /s/ Robert W. Peshek
                              --------------------------------------
                              Title: Chief Financial Officer/V.P.

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                          GUARANTORS:

                          THE CANTON OIL & GAS COMPANY
                                 Robert W. Peshek

                          By: /s/ Robert W. Peshek
                              --------------------------------------
                              Title: Chief Financial Officer/V.P.

                          WARD LAKE DRILLING, INC.
                                 James L. Goist

                          By: /s/ James L. Goist
                              --------------------------------------
                              Title: Treasurer